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                                                                    Exhibit 10.9

                         AGREEMENT ON TRANSFER OF PATENT
                              (SUMMARY TRANSLATION)

TRANSFEROR:
Kunjie Zhuang
Address: Room A4-402, Longteng Garden, Huli District, Xiamen, Fujian Province

TRANSFEREE:
Shenzhen GrenTech Co., Ltd.
Legal Representative: Yingjie Gao
Address: Room 1001, 10th Floor, East Tower, Block 4, Saige Science & Technology
         Park, Huaqiang Road North, Futian District, Shenzhen

Whereas the Transferor has lawful ownership to Multilocular Filter with Low Loss, High Selectivity and High Power, with Patent Number: ZL200320110871.6 (the "PATENT") and agrees to transfer the Patent to the Transferee free of charge.

Whereas the Transferee is willing to accept the transfer of the aforesaid Patent by the Transferor and to implement the underlying technology under the Patent.

Both parties hereby enter into this agreement:

Section I The Transferor hereby transfers the Patent to the Transferee free of charge.

Section II The Transferor shall submit all necessary documentation required by the Patent Bureau of China for registering transfer of the Patent.

Section III Within ten days after the signing of this Agreement, the Transferor shall deliver the complete set of documents relating to the Patent to the Transferee, including the application, notice of acceptance of application, notice of power of attorney, patent certificate and announcement. The Transferor shall also assist the Transferee in implementing the technology under the Patent.

Section IV Upon the completion of the transfer hereunder, where a third party submits a claim to the Patent Bureau of China to challenge the validity of the Patent, both the Transferor and the Transferee shall jointly respond to the claim.

               Where a third party brings a proceeding against the Transferee for infringement of any patent rights due to the Patent subsequent to the completion of the transfer hereunder, both the Transferor and the Transferee shall jointly respond to the proceeding and bear the consequences of the dispute.

Section V Upon the completion of the transfer of the Patent, the Transferee shall own the Patent. The Transferor shall not attempt to transfer or license the Patent to any third party.

Section VI This Agreement shall come into effect upon due execution by both parties, and the transfer of Patent shall come into effect upon its registration with and announcement by the Patent Bureau of China.

Section VII Any dispute arising from this Agreement shall be resolved through friendly negotiation between the parties. Where a dispute cannot be resolved through negotiation, either party is entitled to bring a lawsuit at any people's court with jurisdiction.

Section VIII This Agreement is done in three counterparts, each having equal effect.

TRANSFEROR:                             TRANSFEREE


/s/ Kunjie Zhuang                       /Seal/ Shenzhen GrenTech Co., Ltd.
-------------------------------------

                                        /s/ Gao Yingjie
                                        ----------------------------------------

Date: April 11, 2005